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                                                                    Exhibit 10.7

          CONSULTING AGREEMENT made as of the 23/rd/ day of July 2002.

BETWEEN:

Universal Tanning Ventures, Inc. (herein called "the Corporation")

And

MarketMedia Inc. of Lake Mary, Florida (herein called the "Consulting Company")

WHEREAS:

1. The corporation is a public company whose securities are traded on the OTC Bulletin Board, or is in the process of listing.

2. The Consultant Company is a firm providing investor and public relations consulting services to public companies.

3. The Corporation and the Consultant Company have agreed to enter into a consulting agreement for their mutual benefit.

4. This consulting agreement witnesses that the parties have agreed that the terms and conditions of the relationship shall be as follows:

1.   Description of Services

     (1) The Consultant Company represents and warrants to the Corporation that the Consultant Company has the required skills and experience to perform the duties kind exercise the responsibilities required of the Consultant Company as an investor relations consultant. In carrying out these duties and responsibilities the Consultant Company shall comply with all lawful and reasonable instructions as may from time to time be given by superiors representing the Corporation.

     (2) The Consultant Company specifically agrees to act in an advisory and consultative capacity only in respect of the following areas of responsibility:

          (a) advising the Corporation with respect to a listing of its securities in the United States and coordinating same with the Corporation's legal counsel;

          (b) providing assistance in organizing and making presentations to and holding discussions with investors, financial and industry analysts, registered brokers and financial writers with a view to informing such groups about developments in the Corporation's business and affairs;

          (c) developing a comprehensive list of persons or groups potentially interested in receiving information relating to the Corporation;




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          (d)  assisting in providing guidance in the preparation, writing and dissemination of press releases, reports, annual reports or other statutory filings required to be sent from time to time to shareholders and/or regulatory authorities or bodies;

          (e) ensuring complete and regular review of the Corporation Investor Relations Program for the purpose of maintaining its timely relevance to the Corporation's requirements;

          (f)  identifying potential investors for the Corporation;

          (g) arranging road shows with retail brokers, analysts, institutional and retail investors;

          (h) assisting in the preparation, review, analysis and distribution of all and any documentation pertaining to the Corporation's business and financial performance;

          (i) providing the management of the Corporation with market intelligence and regular briefings;

          (j) assisting in the planning, preparation and coordination of quarterly conference calls;

          (k) providing the management of the Corporation with a monthly summary of activities, in writing or verbally;

          (l) posting the Corporation corporate information on a website specifically developed for the Corporation.

     (3) It is understood and agreed that all forecasts and financial projections are to he prepared solely by the management of the Corporation and that the Consultant Company shall obtain the Corporation's written approval for content before distributing or otherwise disseminating any information or material of whatever nature or kind relating to the Corporation to any person or group whatsoever. Approval shall not he required for distribution of any material that is generally available to the public.

     (4) The Consultant Company agrees to comply with and be bound by the terms and conditions of this Agreement.

     (5) In consideration of the Consultant Company's agreement hereto and the Consultant Company's performance in accordance herewith, the Corporation retains the Consultant Company as Investors Relations Consultant for a term of 3 months commencing July 23rd, 2002 ("the Term of the Agreement"), subject to earlier termination as herein provided.

     (6) The Consultant Company acknowledges and agrees that the effective performance of the Consultant Company's duties requires the highest level of integrity and the Corporation's




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complete confidence in the Consultants Company's employees. The Consultant
Company acknowledges that the officers responsible for implementing `the Corporation's investor relations program and with whom the Consultant Company's employees will deal with in regards to such program are to be designated by the corporation.

     (7) It is understood and agreed to by the Consultant Company that the Corporation reserves the right to modify the Consultant Company's assignments, duties and reporting relationships within the parameters of its responsibilities as an Investor Relations Consultant.

2.   Service

     During the Term of the Agreement the Consultant Company shall well and faithfully serve the Corporation. The Corporation acknowledges that the Consultant Company is engaged in the business of investor relations and ancillary functions on behalf of other companies, whether public or private.

3.   Confidential Information

     (1) The Consultant Company acknowledges that as Investor Relations Consultant, and in such other position as it may from time to time be appointed to, or may be deemed by law, the Consultant Company will acquire information about certain matters and things which are confidential to the Corporation, (the "Information") and which information is the exclusive property of the Corporation, including but not limited to:

          (a) lists of present and prospective customers, and related information
          (b)  pricing and sales policies, techniques and concepts;
          (c)  list of suppliers and customers;
          (d)  trade secrets; and
          (e) financial information not provided to the public.

     (2) The Consultant Company acknowledges such information as referred to in clause 3 (1) above could be used to the detriment of the Corporation. Accordingly, the Consultant Company undertakes to treat confidentially all such information and agrees not to disclose same to any third party either during or after the Term of the Agreement, except as may be necessary in the proper discharge of its services, however caused, except with the written permission of an officer of the Corporation.

     (3) The Consultant Company acknowledges that, without prejudice to any and all rights of the Corporation, an injunction is the only effective remedy to protect the Corporation's rights and property as set out in clauses 3 (1) and 3
(2) hereof.

4.   Non-competition

     The Consultant Company agrees that, during the Term of the Agreement and for a period of twenty four (24) months following termination of the Agreement, however caused, ho will not




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hire or take away or cause to be hired or taken away any employee of the
Corporation or, following termination of the Agreement, any employee who was in the employ of the Corporation during the six (6) months preceding termination.

5.   Remuneration and Benefits

     In consideration of the Consultant Company's undertaking and the performance of the obligations contained herein, the Corporation shall pay the sum of $100,000 US, in advance for the term. In addition the Corporation shall reimburse the Consultant Company for all pre-authorized expenses.

6.   Termination

     (1) The parties understand and agree that this Agreement may be terminated in the following manner in the specified circumstances:

          (a) By the Consultant Company for any reason, on the giving of not less than sixty (60) days notice to the Corporation;

          (b) By the Corporation in its absolute discretion and for any reason on giving the Consultant Company ninety (90) days notice in writing or on paying to the Consultant Company all remuneration and benefits which would otherwise have been payable to the Consultant Company under the terms of this Agreement for and during the balance of the Term of the Agreement;

          (c) By the Corporation, at its option, without notice, for cause including:

               (i)   any material breach of the provisions of this Agreement;

               (ii)  conviction of the Consultant Company of a criminal offense

               (iii) any mental or physical disability or illness which results in the Consultant Company being unable to substantially perform his duties in accordance with it for a period of thirty (30) days in any one hundred and twenty (120) day period. Failure by the Corporation to rely on this provision in any given instance or instances, shall not constitute a precedent or be deemed a waiver; or

          (d) By the Consultant Company for cause, including any material breach of this Agreement by the Corporation.

7.   The Corporation's Property

     The Consultant Company acknowledges that all items if any and every nature or kind created or used by the Consultant Company pursuant to the Consultant Company's services under this Agreement, or furnished by the Corporation to the Consultant Company, and




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including, without limitation all equipment, automobiles, credit cards, books, records, reports, files, manuals, literature, the list referred to in section 1
(2) (3) herein, confidential information or other materials shall remain and be considered the exclusive property of the Corporation at all times and shall be surrendered to the Corporation, in good condition, promptly on the termination of the Consultant Company's services irrespective of the time, manner of cause of the termination,

8.   Assignment of Rights

     The rights, which accrue to the Corporation under this Agreement, shall pass to its successors or assigns. The rights of the Consultant Company under this Agreement arc not assignable or transferable in any manner unless assigned to a company controlled by the same individuals as the Consultant Company.

9.   Notices

     (1) Any notice required or permitted to he given to the Consultant Company shall be sufficiently given if delivered to the Consultant Company or if mailed by registered mail to the Consultant Company or if mailed by registered mail to the Consultant Company's address last known to the Corporation.

     (2) Any notice required or permitted to be given to the Corporation shall be sufficiently given if mailed by registered mail to the Corporation's Head Office at its address last known to the Consultant Company.

10.  Severability

     In the event that a court of competent jurisdiction shall deem any provision or part of this Agreement void or invalid, the remaining provisions or parts shall be and remain in full force and effect.

11.  Entire Agreement

     This Agreement constitutes the entire Agreement between the parties hereto with respect to the employment of the Consultant Company and any and all previous agreements, written or oral, express or implied between the parties hereto hereby releases and forever discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever, under or in respect of any such agreement.

12.  Modification of Agreement

     Any modification of this Agreement must be in writing and signed by the parties or it shall have no effect and shall be void.




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13.  Headings

     The headings used in this Agreement are for convenience only and are not to be construed in any way as additions to or limitations of the covenants and agreements contained in it.

14.  Governing Law

     This Agreement shall be construed in accordance with the laws of the Middle District of the State of Florida.

15.  Counterpart

     This Agreement can be signed in counterpart.

IN WITNESS WHEREOF this Agreement has been executed by the parties to it, the day, month and year first written above.

Universal Tanning Ventures, Inc.


Per: /s/ Glen Woods
     --------------------------------
      Authorized Signatory


MarketMedia, Inc.


Per: /s/ Patrick Kephart
     --------------------------------
       Authorized Signatory




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